Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

101 Constitution Ave, NW Suite 900 Washington, DC 20001 nelsonmullins.com

December 4, 2024

PSQ Holdings, Inc.

250 S. Australian Avenue, Suite 1300

West Palm Beach, FL 33401

Ladies and Gentlemen:

We have acted as counsel to PSQ Holdings, Inc. (the “Company”), a Delaware corporation, in connection with the offering by the Company of an aggregate of 7,813,931 shares of its Class A common stock, par value $0.0001 per share (the “Shares”), registered under the Registration Statement on Form S-3 (No. 333-282846) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the SEC on November 1, 2024 (the “Registration Statement”).

The Shares are to be sold by the Company pursuant to those certain Securities Purchase Agreements, dated December 4, 2024 (the “Purchase Agreements”), entered into by and between the Company and the purchasers named therein, a form of which has been filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

As counsel, in connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including (i) the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; (ii) the base prospectus, dated November 1, 2024, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated December 4, 2024, in the form to be filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”); (iii) the organizational documents of the Company, including the Company’s Amended and Restated Certificate of Incorporation, as amended and as currently in effect, and the Company’s Amended and Restated Bylaws, as amended and currently in effect; (iv) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Shares; and (v) the Purchase Agreements. We have also reviewed such other documents and made such other investigations as we have deemed appropriate.

California | Colorado | District of Columbia | Florida | Georgia | Illinois | Maryland | Massachusetts | Minnesota | New York

North Carolina | Ohio | Pennsylvania | South Carolina | Tennessee | Texas | Virginia | West Virginia

PSQ Holdings, Inc.

For the purpose of rendering this opinion, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus and the Prospectus Supplement, including all supplements and amendments thereto.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the federal law of the United States and internal laws of the State of Delaware and the State of New York.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, have been duly authorized, and following issuance and delivery against payment therefore in accordance with the terms of the Purchase Agreements, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement, the Base Prospectus and the Prospectus Supplement.  By giving these consents, we do not thereby admit that we are within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP